NEWS RELEASE
FOR IMMEDIATE RELEASE

COMPANY CONTACT:                             INVESTOR CONTACT:
Anthony J. Simonetta                         Hayden Communications
Chief Financial Officer                      Brett Maas  (brett@haydenir.com)
(302) 456-6789                               Matt Hayden (matt@haydenir.com)
www.sdix.com                                 (843) 272-4653
------------

  STRATEGIC DIAGNOSTICS REVISES ACCOUNTING POLICY FOR CUSTOM ANTIBODY PROJECTS

NEWARK, DEL., DECEMBER 21, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, environmental and scientific applications today announced that, as a result of discussions with the U.S. Securities and Exchange Commission (the "SEC"), the Company determined on December 15, 2005 that a different method of accounting for recognizing revenue for certain custom antibody arrangements should be used. Accordingly, the Company's financial statements for the years ended December 31, 2004, 2003 and 2002, and as of and for the periods ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2005 and 2004 will be restated and such financial statements should no longer be relied upon. The Company will change its revenue recognition policy for custom antibody projects to utilize a methodology based on when a project's specifications have been met and the related antibodies have been shipped, rather than on the percentage-of-completion methodology the Company has used since 1996. The adjustments required to effect this change in accounting will primarily impact the revenues and operating expenses line items as reported in the Consolidated Statement of Operations.

The Company's Audit Committee has discussed the matters noted above with the Company's independent accountants, KPMG LLP.

A summary of the effects of the restatements is attached. The Company expects to file its Quarterly Report on Form 10-Q for the third quarter of 2005, which it has not yet filed, as well as revised and restated financial statements in amendments to its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Forms 10-Q for the first two quarters of 2005, all reflecting the change in its accounting methodology and certain additional disclosures as soon as practicable.

Also, the Company appeared before the Nasdaq Listing Qualifications Hearing Panel (the "Panel") on December 15, 2005 to request an extension of time to return to compliance with all filing requirements. A memorandum authored by the Nasdaq Listing Qualification Staff that was included in the hearing record recommended to the Panel that the Company be granted a reasonable extension of time to regain compliance. The Company understands that the Panel will make a finding within 30 days.

Anthony J. Simonetta, Chief Financial Officer, commented, "A significant amount of time and effort was expended in reaching closure of this matter with the SEC. The Company has always prided itself on its record of timely compliance with all reporting requirements and we will devote all necessary resources to regain compliance with all filing requirements as quickly as possible."

CONFERENCE CALL
---------------

A conference call to discuss these matters is scheduled for 4:30 p.m. Eastern time on December 22, 2005. The dial-in number for the live conference call will be 877-407-8031 (201-689-8031 outside the U.S.). A live webcast of the conference call will be available on the Company's website, www.sdix.com, as well as www.vcall.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on each of these websites for 90 days. Telephone replays of the call will be available from 7:30 p.m. Eastern-time on December 22 through 11:59 p.m. on December 23. To listen to the telephone replay, dial 877-660-6853 (201-612-7415 outside the U.S.) and enter account number 286 and conference ID 183801.

ABOUT STRATEGIC DIAGNOSTICS INC.
Strategic Diagnostics Inc. develops, manufactures and markets biotechnology-based detection solutions to a diverse customer base, across multiple industrial and human health markets. By applying its core competency of creating custom antibodies to assay development, the Company produces unique, sophisticated diagnostic testing and reagent systems that are responsive to customer diagnostic and information needs. Customers benefit with quantifiable "return on investment" by reducing time, labor, and/or material costs. All this is accomplished while increasing accuracy, reliability and actionability of essential test results. The Company is focused on sustaining this competitive advantage by leveraging its expertise in immunology, proteomics, bio-luminescence and other bio-reactive technologies to continue its successful customer-focused research and development efforts. Recent innovations in high throughput production of antibodies from genetic antigens will complement the Company's established leadership in commercial and custom antibody production for the Research, Human/Animal Diagnostics, and Pharmaceutical industries, and position the Company for broader participation in the pharmacogenomics market.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                                      # # #

STRATEGIC DIAGNOSTICS INC.
TABLE A:  ANNUAL CHANGE OF AS REPORTED RESULTS
(IN $ THOUSANDS, EXCEPT PER SHARE DATA)

                                                                2002          2003         2004
                                                         ----------------------------------------
PRODUCT RELATED REVENUE
   as reported                                                 $23,262      $25,466      $24,011
   as restated                                                  22,966       25,692       23,664
                                                         ----------------------------------------
       Change                                                     (296)         226         (347)


OPERATING EXPENSE
   as reported                                                 $25,915      $27,160      $22,240
   as restated                                                  25,845       27,056       22,128
                                                         ----------------------------------------
       Change                                                      (70)        (104)        (112)


OPERATING INCOME (LOSS)
   as reported                                                 ($2,134)     ($1,577)      $1,771
   as restated                                                  (2,360)      (1,247)       1,536
                                                         ----------------------------------------
       Change                                                     (226)         330         (235)


PRE-TAX INCOME (LOSS)
   as reported                                                 ($1,810)     ($1,617)      $1,824
   as restated                                                  (2,036)      (1,287)       1,589
                                                         ----------------------------------------
       Change                                                     (226)         330         (235)


NET INCOME (LOSS)
   as reported                                                   ($912)       ($854)      $1,503
   as restated                                                  (1,026)        (678)       1,302
                                                         ----------------------------------------
       Change                                                     (114)         176         (201)


DILUTED EPS
   as reported                                                   (0.05)       (0.04)        0.08
   as restated                                                   (0.06)       (0.04)        0.07
                                                         ----------------------------------------
       Change                                                    (0.01)        0.00        (0.01)


NOTE:
-----
The Company's independent accountants have not audited the foregoing and there is no assurance that the final restatement will not differ from this preliminary estimate. Accordingly, these estimates remain subject to revision and the results of the audit of the Company's annual financial statements for the periods designated.

STRATEGIC DIAGNOSTICS INC.
TABLE B: QUARTERLY CHANGE OF AS REPORTED RESULTS
 (IN $ THOUSANDS, EXCEPT PER SHARE DATA)

                                  Q1               Q1                 Q2               Q2                Q3              Q3
                                 2004             2005               2004             2005              2004            2005
                              ------------    -------------      -------------    -------------     -------------   --------------
PRODUCT RELATED REVENUE
   as reported                     $6,350           $6,555             $5,420           $6,218            $5,546           $5,705
   as restated                      6,212            6,719              5,550            6,178             5,583            6,093
                              ------------    -------------      -------------    -------------     -------------   --------------
       Change                        (138)             164                130              (40)               37              388


OPERATING EXPENSE
   as reported                     $5,737           $5,985             $5,229           $5,992            $5,211           $5,426
   as restated                      5,732            5,982              5,337            5,984             5,205            5,722
                              ------------    -------------      -------------    -------------     -------------   --------------
       Change                          (5)              (3)               108               (8)               (6)             296


OPERATING INCOME (LOSS)
   as reported                       $613             $570               $191             $226              $335             $279
   as restated                        480              737                213              194               378              371
                              ------------    -------------      -------------    -------------     -------------   --------------
       Change                        (133)             167                 22              (32)               43               92


PRE-TAX INCOME (LOSS)
   as reported                       $617             $597               $201             $270              $352             $338
   as restated                        484              764                223              238               395              430
                              ------------    -------------      -------------    -------------     -------------   --------------
       Change                        (133)             167                 22              (32)               43               92


NET INCOME (LOSS)
   as reported                       $418             $418               $148             $189              $271             $295
   as restated                        328              534                164              167               304              369
                              ------------    -------------      -------------    -------------     -------------   --------------
       Change                         (90)             116                 16              (22)               33               74


DILUTED EPS
   as reported                       0.02             0.02               0.01             0.01              0.01             0.01
   as restated                       0.02             0.03               0.01             0.01              0.02             0.02
                              ------------    -------------      -------------    -------------     -------------   --------------
       Change                        0.00             0.01               0.00             0.00              0.01             0.01


NOTE:
-----
The Company's independent accountants have not reviewed the foregoing and there is no assurance that the final restatement will not differ from this preliminary estimate. Accordingly, these estimates remain subject to revision and the results of the review of the Company's quarterly financial statements for the periods designated.